SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 7, 2006

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2006, the Registrant and certain of its subsidiaries entered into a definitive Asset Purchase Agreement (the “Agreement”) to sell substantially all of its assets to Lucent Technologies Inc. (“Lucent”). The Agreement provides that Lucent will pay Registrant $170 million in cash, of which $10 million will be held in escrow for 90 days to secure any purchase price adjustment to be made based upon changes from an agreed balance sheet to be delivered at the closing of the transaction, plus the assumption of certain liabilities and contracts. Lucent will not assume any existing indebtedness of the Registrant. Lucent has made a $11,900,000 cash deposit which will be credited to the purchase price upon the closing of the transaction. The Agreement requires the Registrant to pay Lucent a breakup fee of $5,100,000 and to reimburse expenses of up to $1,000,000 under certain circumstances. The Agreement was announced in a press release dated February 7, 2006, attached hereto as Exhibit 99.1.

As a condition of the asset purchase agreement, the Registrant has agreed to conduct the sale of its business under the provisions of Chapter 11, section 363 of the U.S. Bankruptcy Code (see Item 1.03 below). Other closing conditions include normal regulatory approvals such as Hart-Scott-Rodino Act clearance, as well as resolution of the pending Securities and Exchange Commission (“SEC”) investigation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership.

On February 7, 2006, the Registrant and its domestic subsidiaries filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case Nos. 06-10110, 06-10111, 06-10112, 06-10113, and 06-10114. Each of Registrant and such subsidiaries remains in possession of its assets and properties and continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 8.01 Other Events.

On February 7, 2006, the Registrant announced that it has been informed that later this week, the Securities and Exchange Commission is scheduled to consider a proposed settlement of the previously announced investigation and anticipated proceedings against the Registrant.

Based upon discussions with the SEC staff, the Company offered to settle the pending investigation by consenting to the entry of an order by the SEC under Section 12(j) of the Securities Exchange Act of 1934 (the “Exchange Act”) that will revoke the registration of the Company’s stock under the Exchange Act. Upon entry of the proposed order by the SEC the Company’s stock will no longer be quoted on the “Pink Sheets.” The press release making this announcement is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(b)	Exhibits

2.1	Asset Purchase Agreement, entered into as of February 7, 2006, by and among Lucent Technologies Inc., a Delaware corporation, on the one hand, and Riverstone Networks, Inc., a Delaware corporation and its direct and indirect subsidiaries listed on the signature pages thereto, on the other hand.

99.1	Press release dated February 7, 2006 announcing transaction with Lucent Technologies Inc.

99.2	Press release dated February 7, 2006, announcing SEC’s scheduled consideration of proposed settlement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2006

RIVERSTONE NETWORKS, INC.

/s/ Noah D. Mesel
Name: Noah D. Mesel
Title: Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, entered into as of February 7, 2006, by and among Lucent Technologies Inc., a Delaware corporation, on the one hand, and Riverstone Networks, Inc., a Delaware corporation and its direct and indirect subsidiaries listed on the signature pages thereto, on the other hand.

99.1	Press release dated February 7, 2006 announcing transaction with Lucent Technologies Inc.

99.2	Press release dated February 7, 2006, announcing SEC’s scheduled consideration of proposed settlement.